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                                                                    EXHIBIT 99



                                L I F E P O I N T
                            H O S P I T A L S, I N C.


CONTACT: MICHAEL J. CULOTTA
         SENIOR VICE PRESIDENT AND
          CHIEF FINANCIAL OFFICER
         (615) 372-8512

                    LIFEPOINT HOSPITALS COMPLETES ACQUISITION
                            OF RUSSELLVILLE HOSPITAL

BRENTWOOD, TENNESSEE (October 2, 2002) - LifePoint Hospitals, Inc. (NASDAQ:
LPNT) today announced the acquisition of Russellville Hospital, a 100-bed acute care facility in Russellville, Alabama, serving Franklin County. LifePoint purchased the facility from The Healthcare Authority of Lauderdale County and the City of Florence, Alabama, for approximately $19 million, including the cost of inventory and assumption of certain liabilities such as accrued paid time-off obligations to hospital employees.

         Kenneth C. Donahey, chairman and chief executive officer of LifePoint Hospitals, said, "We believe the addition of Russellville Hospital is an excellent complement to our existing portfolio of hospitals. We are excited about the opportunity to work with the physicians, medical staff and hospital employees to deliver high quality healthcare to Russellville and its surrounding communities."

         LifePoint Hospitals, Inc. operates 24 hospitals in non-urban areas. In most cases, the LifePoint facility is the only hospital in its community. LifePoint's non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value, and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 7,000 employees.

                                     ******

         The above statements include forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) possible changes in reimbursement to healthcare providers and insurers that may reduce payments; (ii) its ability to attract and retain qualified management and personnel, including physicians, nurses and clinical support personnel; (iii) the geographic concentration of the Company's operations; (iv) risks associated with the Company's acquisition and disposition strategies; (v) the management of healthcare risks as a result of the delivery of patient care; (vi) the regulated nature of the healthcare industry; (vii) the highly competitive nature of the healthcare business; (viii) the potential adverse impact of government investigations and litigation involving the business practices of HCA (to the extent relating to periods prior to the Company's formation); (ix) fluctuations in the market value of the Company's common stock; (x) the possibility that existing accounting practices relating to the treatment of the extraordinary charge to be incurred by the Company will be changed based on current proposals; (xi) the possibility that the Company's judgment regarding the tax implications of the purchase of its 10 3/4% Senior Subordinated Notes could be challenged; (xii) the possibility that the Company's liquidity needs could change; and (xiii) those risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. Therefore, the Company's actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

         All references to "Company" and "LifePoint" as used throughout this document refer to LifePoint Hospitals, Inc. and its affiliates.




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